EXHIBIT 31.1.1

CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, James L. Francis, President and Chief Executive Officer, certify that:

(1)	I have reviewed this Amendment No. 1 to the report on Form 10-K of Highland Hospitality Corporation;

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	[intentionally omitted];

(4)	[intentionally omitted];

(5)	[intentionally omitted]

Date: April 27, 2007

/s/ James L. Francis
President and Chief Executive Officer